CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-18904) of Tasty Baking Company of our report dated June 26, 2002 relating to the financial statements of Tasty Baking Company 401
(K) Thrift Plan, which appears in this Form 11-K.



/S/ PRICEWATERHOUSECOOPERS LLP
Philadelphia, PA
June 26, 2002